EXHIBIT 10.10

                      SERVICES AND EXPENSES
                            AGREEMENT

    THIS AGREEMENT (the "Agreement") is made effective as of
the 22  day of March, 1996, by and between Simmons Holdings,
    --
Inc., a Delaware corporation ("Holdings"), and Simmons Company, a Delaware corporation ("Simmons").

    WHEREAS, the parties to this Agreement have entered into a Stock Purchase Agreement dated February 21, 1996 (the "Stock
                                        --
Purchase Agreement") with certain stockholders of the Company pursuant to which, together with certain related transactions, Holdings indirectly purchased approximately 85% of the outstanding capital stock of Simmons; and

    WHEREAS, Holdings is required to pay certain taxes and will incur fees and expenses attributable or incidental to the operation of the business of Simmons and the holding of such capital stock indirectly purchased by Holdings pursuant to the Stock Purchase Agreement (the "Expenses");

    WHEREAS, Holdings, as a holding company, shall be required to perform certain administrative functions arising from its ownership of capital stock of Simmons;

    WHEREAS, Simmons deems it to be in its and its stockholders' best interest to pay to Holdings amounts sufficient to permit
Holdings to pay the Expenses; and

    WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the purchase of shares under the Stock Purchase Agreement and each of the parties hereto deem it in their best interests to enter into this Agreement.

    NOW, THEREFORE, the parties do hereby agree as follows:

    1. Payment of Expenses. For so long as Holdings and Simmons
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file consolidated federal income tax returns, Simmons shall pay to Holdings the Expenses, promptly following receipt of an invoice for such expenses, as follows:

    (a) An amount equal to the aggregate amount of all franchise taxes and other fees required to maintain Holdings' corporate existence;

    (b) An  amount equal to  the aggregate amount of  any actual
operating   costs  incurred   by  Holdings   incidental  to   or
attributable to its ownership of Simmons capital stock



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provided,  however, that payments  made under this  Section 1(b)
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shall not exceed $250,000 per fiscal year;

    (c) An amount equal to the amount of federal, state and local income taxes paid by Holdings and attributable to the income of Simmons and its subsidiaries, provided that such amount shall not include taxes arising from the sale or exchange by Holdings of Simmons Common Stock;

    (d) An amount equal to the repurchase price of capital stock or options exercisable for capital stock of Holdings owned by former employees of Simmons or its subsidiaries or their assigns, estates and heirs, provided that the aggregate amount distributed to Holdings pursuant to this Section 1(d) shall not, in the aggregate, exceed the amount permitted under the [New Senior Credit Facility].

    (e) An amount equal to the Registration Expenses incurred by Holdings; for purposes of this Agreement "Registration Expenses" means any and all expenses incident to a registration of any of the capital stock of Holdings under the Securities Act of 1933, as amended, including without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of such capital stock as is to be registered), (iii) all printing, messenger and delivery expenses, (iv) the fees and disbursements of counsel for Holdings and of Holdings' independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (v) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by Holdings in connection with such performance and compliance, including any fee payable to a qualified independent underwriter within the meaning of the rules of the NASD, but excluding underwriting discounts, bind commissions and transfer taxes, if any, and (vi) internal expenses of Holdings (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); provided, however, that each stockholder who beneficially owns
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any such capital stock which is to be registered shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such capital stock pursuant to such registration.

    2. Amendments. No amendment or waiver of any provision of
       ----------
this Agreement, or consent to any departure by either party from any such provision, shall in any event be effective unless the same shall be in writing and signed by

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the parties to this Agreement and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    3.    Notices. Any and all notices hereunder shall, in the
          -------
absence of receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

     If to Holdings:

        Simmons Holdings, Inc.
        c/o INVESTCORP International, Inc.
        280 Park Avenue
        37th West Floor
        New York, New York 10017
        Attention: Christopher J. O'Brien

     If to Simmons to:

        Simmons Company
        One Concourse Parkway
        Suite 600
        Atlanta, Georgia 30328
        Attn.: Chief Executive Officer

    4.    Governing Law. This Agreement shall be governed by and
          -------------
construed in accordance with the substantive law of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

    5.       Counterparts.  This Agreement  may  be executed  in
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several counterparts, each of which shall be an original but all of which together shall constitute one and the same agreement.

    6.     Effect of  Headings. The section headings  herein are
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for  convenience  only  and shall  not  affect  the construction thereof.

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blank]



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    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by its duly authorized officer or agent as set forth below.

                                                  SIMMONS HOLDINGS, INC.

                                                  By: /s/ John M. Kenney
                                                     -----------------------

                                                  Name:  John M. Kenney
                                                  Title: Vice President

                                                  SIMMONS COMPANY


                                                  By:  /s/ Zenon S. Nie
                                                     -----------------------
                                                  Name: Zenon S. Nie
                                                  Title: Chief Executive Officer